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                      STANDARD OFFER, AGREEMENT AND ESCROW
                    INSTRUCTIONS FOR PURCHASE OF REAL ESTATE
                                (NON-RESIDENTIAL)
                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                                           March 21, 1996
                                                   (Date for Reference Purposes)
1.   BUYER.

     1.1 Missak Azirian and/or Assignee (the "Buyer") hereby offers to purchase real property, hereinafter described, from the owner thereof (the "Seller") (collectively, the "Parties" or individually, a "Party"), through an escrow (the "Escrow") to close on June 4, 1996 (the "Expected Closing Date") to be held by Commerce Escrow Company (the "Escrow Holder") whose address is 1545 Wilshire Boulevard, Suite 600, Los Angeles, CA 90017, Phone No.(213) 484-0855, Facsimile No. (213) 484-0417 upon the terms and conditions set forth in this agreement (the "Agreement"). Buyer shall have the right to assign Buyer's rights hereunder, but any such assignment shall not relieve Buyer of Buyer's obligations herein unless the Seller expressly releases Buyer.

     1.2 The term "Date of Agreement" as used herein shall be the date when by execution and delivery (as defined in paragraph 20.2) of this document or a subsequent counter-offer thereto, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and Buyer agrees to purchase the Property upon terms accepted by both Parties.

2.   PROPERTY.

     2.1 The real property (the "Property") that is the subject of this offer consists of (insert a brief physical description) an approximate 66,750 square foot M-1 zoned industrial building is located in the City of Los Angeles, County of Los Angeles, State of California, is commonly known by the street address of 5800 West Jefferson Boulevard and is legally described as: TO BE FURNISHED THROUGH ESCROW.

     2.2 If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of Continental Lawyers Title Company (the "Title Company"), which Title Company shall issue the title policy hereinafter described.

     2.3 The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which the law of the state in which the Property is located provides is part of the Property, as well as the following items, if any, owned by Seller and presently located in the Property: electrical distribution systems (power panels, buss ducting, conduits, disconnects, lighting fixtures), telephone distribution systems (lines, jacks and connections), space heaters, air conditioning equipment, air lines, fire sprinkler systems, security systems, carpets, window coverings, wall coverings, and ____________________________________________________________________________
________________________________________________________________________________
_____________________________________________ (collectively, the "Improvements).

     2.4 If the Property is located in the State of California, the Broker(s) is/are required under the Alquist-Priolo Special Studies Zones Act, to disclose to a prospective purchaser of real property whether the property being purchased is located within a delineated special studies zone (a zone that encompasses a potentially or recently active trace of an earthquake fault that is deemed by the State Geologist to be sufficiently active and well defined enough to constitute a potential hazard to structures from surface faulting or fault (creep)). If the Property is located within such a special studies zone, its development may require a geologic report from a state registered geologist. In accordance with such law, the Broker(s) hereby inform(s) Buyer that the Property

          /X/ (a) is not within such a special studies zone, / / (b) is within such a special studies zone.

     2.5 If (1) the Property is located in the State of California, (2) the Improvements were construed prior to 1975, and (3) the Improvements include structures with (i) pre-cast (E.G., tilt-up) concrete or reinforced masonry walls together with wood frame floors or roofs or (ii) unreinforced masonry walls, California law requires that Seller or Seller's Broker provide Buyer with a copy of The Commercial Property Owner's Guide to Earthquake Safety (the "Booklet") published by the California Seismic Safety Commission. Seller and Seller's Broker hereby inform Buyer that the Property:

          /X/ (a) meets the foregoing requirements, and Seller and Seller's Broker are required to provide Buyer with a copy of the Booklet, Seller or Seller's Broker shall, within five (5) business days of the Date of Agreement, deliver to Buyer a copy of the Booklet and a completed "Commercial Property Earthquake Weakness Disclosure Report" contained in the Booklet duly executed by Seller. Within five (5) business days of Buyer's receipt of said Disclosure Report, Buyer shall deliver a duly countersigned copy of the same to Escrow Holder, with a copy to Seller and Seller's Broker. Escrow Holder is hereby instructed that the Escrow shall not close unless and until Escrow Holder has received the Disclosure Report duly signed by both Seller and Buyer.

          / / (b) does not meet the foregoing requirements requiring the delivery of the Booklet.

3.   PURCHASE PRICE

     3.1 The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Property shall be $2,200,000.00, payable as follows:

               (a)  Cash down payment, including the               $400,000.00
                    Deposit as defined in paragraph 4.3 (or
                    if an all cash transaction, the
                    Purchase Price):
(STRIKE
IF NOT         (b)  Amount of "New Loan" as defined in           $1,800,000.00
APPLICABLE)         paragraph 5.1, if any:

(STRIKE        (c)  [DELETED.]
IF NOT
APPLICABLE)    (d)  [DELETED.]

                                                                 -------------
                    Total Purchase Price:                        $2,200,000.00
                                                                 -------------
                                                                 -------------


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     3.2  If an Existing Deed of Trust permits the beneficiary thereof to require payment of a transfer fee as a condition to the transfer of the Property subject to such Existing Deed of Trust, Buyer agrees to pay transfer fees and costs of up to one and one-half percent (1 1/2 %) of the unpaid principal balance of the applicable Existing Note.

4.   DEPOSITS.

     4.1  [DELETED.]

     4.2 Within five (5) business days after the Day of Agreement, Buyer shall deposit with Escrow Holder the sum of $50,000.00 to be applied to the Purchase Price at the Closing.

     4.3 The funds deposited with Escrow Holder by or on behalf of Buyer under paragraphs 4.1 and 4.2, above (collectively the "Deposit"), shall be deposited by Escrow Holder in such State or Federally chartered bank as Buyer may select and in such interest-bearing account or accounts as Escrow Holder or Broker(s) deem appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer, who hereby acknowledges that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity.

Buyer's Federal Income Tax Identification Number is ______________________.

5.   FINANCING CONTINGENCY.  (STRIKE IF NOT APPLICABLE.)

     5.1 This offer is contingent upon Buyer obtaining from an insurance company, bank, savings and loan association or other financial institution or from any correspondent or agent thereof, a commitment to lend to Buyer a sum not less than $1,800,000.00 at a fixed interest rate not to exceed 8.75 % per annum, payable in equal monthly installments, including interest, amortized over a period of not less than 20 years and all due in not less than 20 years, or at a variable interest rate commencing at an interest rate not to exceed 7.5 % per annum, amortized over a period of not less than 20 years and all due in not less than 20 years, and in either case, with loan fees not to exceed 2 % of the amount of the new loan (the "New Loan"). The New Loan shall be secured by a first deed of trust upon the Property and shall be upon the following additional terms and conditions: __________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
and upon such other terms and conditions as are usually required by such lender.

     5.2 Buyer hereby agrees to diligently pursue obtaining the New Loan, if Buyer shall fail to notify its Broker, Escrow Holder and Seller, in writing within 30 days following the Date of Agreement, that the New Loan has not been obtained, it shall be conclusively presumed that Buyer has either obtained said New Loan or has waived this New Loan contingency.

     5.3 If, after due diligence, Buyer shall notify its Broker, Escrow Holder and Seller, in writing, within the time specified in Paragraph 5.2 hereof, that Buyer has not obtained said New Loan, this Agreement shall be terminated, and Buyer shall be entitled to the prompt return of Buyer's Deposit and any other funds deposited by or for Buyer with Escrow Holder or Seller, plus any interest earned thereon, less only Escrow Holder and Title Company cancellation fees and costs, which Buyer shall pay.

6.   PURCHASE MONEY NOTE.  (STRIKE IF NOT APPLICABLE.)

     6.1  [DELETED.]

7.   REAL ESTATE BROKERS.

     7.1 The following real estate broker(s) (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the parties (check applicable boxes):

/X/    Daum Commercial R.E. Services represents Seller exclusively ("Seller's
Broker")

/X/     Missak Azirian Realty represents Buyer exclusively ("Buyer's
Broker"); or

/ /  _________________________________________________  __ represents both
Seller and Buyer ("Dual Agency").  (Also see Paragraph 26.)
(the "Broker(s)"), all such named Broker(s) being the procuring cause(s) of this Agreement. See paragraph 26 for Disclosures Regarding the Nature of a Real Estate Agency Relationship. Buyer shall use the services of Buyer's Broker exclusively in connection with any and all negotiations and offers with respect to the property described in paragraph 2.1 for a period of one year from the date above.

     7.2 Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Broker(s) named in paragraph 7.1, and no broker or other person, firm or entity, other than said Broker(s) is/are entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party, other than said named Broker(s) by reason of any dealings or act of the indemnifying Party.

8.   ESCROW AND CLOSING.

     8.1 Upon acceptance hereof by Seller, this Agreement, including any counter-offers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow, Escrow Holder shall not prepare any further escrow instructions restating or amending this Agreement unless specifically so instructed by the Parties of a Broker herein.

     8.2 Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law, custom and practice of the community in which Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

     8.3 Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the "Closing") by recording the grant deed and other documents required to be recorded and by disbursing the funds and documents in accordance with this Agreement.

     8.4 If this transaction is terminated for non-satisfaction and non-waiver of a Buyer's Contingency, as defined in paragraph 9.4, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of the breach of any affirmative covenant or warranty in this Agreement that may have been involved. In the event of such termination, Buyer shall be promptly refunded all funds deposited by or on behalf of Buyer with a Broker, Escrow Holder or Seller, less only Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer's obligation.

     8.5 The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however that if the Closing does not occur by the Expected Closing Date and the Expected Closing Date is not extended by mutual instructions of the Parties, a Party hereto not then in default under this Agreement may notify the other Party, Escrow Holder, and Broker(s), in writing that, unless the Closing occurs within five (5) business days following said notice, the Escrow and this Agreement shall be deemed terminated without further notice or instructions.



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     8.6  Should the Closing not occur during said five (5) day period, this
Agreement and Escrow shall be deemed terminated and Escrow Holder shall forthwith return all monies and documents, less only Escrow Holder's reasonable fees and expenses, to the Party who deposited them. Such Party shall indemnify and hold Escrow Holder harmless in connection with such return. However, no refunds or documents shall be returned to a party claimed by written notice to Escrow Holder to be in default under this Agreement.

     8.7 Except as otherwise provided herein, the termination of Escrow and this Agreement and/or the return of deposited funds or documents shall not relieve or release Buyer or Seller from any obligation to pay Escrow Holder's fees or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained herein.

     8.8 If this Agreement terminates for any reason other than Seller's breach or default, then at Seller's request, and as a condition to the return of Buyer's deposit, Buyer shall within five (5) days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property.

9.   CONTINGENCIES TO CLOSING.

     9.1 The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies:

          (a) DISCLOSURE. Buyer's receipt and written approval, within ten (10) days after delivery to Buyer of a completed Property information Sheet (the "Property Information Sheet"), concerning the Property, duly executed by or on behalf of Seller in the form or equivalent to that published by the American Industrial Real Estate Association (the "A.I.R."). Seller shall provide Buyer with the Property Information Sheet within ten (10) days following the Date of Agreement. See also paragraph 2.5 for possible additional disclosure and contingency regarding a "Commercial Property Earthquake Weakness Disclosure Report."

          (b) PHYSICAL INSPECTION. Buyer's written approval, within ten (10) days following the later of the Date of Agreement or receipt by Buyer of the Property Information Sheet, of an inspection by Buyer, at Buyer's expense, of the physical aspects of the Property.

          (c) HAZARDOUS SUBSTANCE CONDITIONS REPORT. Buyer's written approval, within thirty (30) days following the later of the Date of Agreement or receipt by Buyer of the Property Information Sheet, of a Hazardous Substance Report concerning the Property and relevant adjoining properties. Such report will be obtained at Seller's discretion and expense. A "Hazardous Substance" for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. A "Hazardous Substance Condition" for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.

          (d) DELETED.

          (e) GOVERNMENTAL APPROVALS. Buyer's receipt, within fifteen (15) days of the Date of Agreement, of all approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped access, transportation and environmental matters. Buyer's failure to deliver to Escrow Holder and Seller written notice terminating this agreement prior to the expiration of said fifteen (15) day period as a result of Buyer's failure to obtain such approvals and permits shall be conclusively deemed to be Buyer's waiver of this condition to Buyer's obligations under this Agreement.

          (f) CONDITION OF TITLE. Buyer's written approval of a current preliminary title report concerning the Property (the "PTR") issued by he Title Company, as well as all documents (the "Underlying Documents") referred to in the PTR, and the issuance by the Title Company of the title policy described in
10.1. Seller shall cause the PTR and all Underlying Documents to be delivered to Buyer promptly after the Date of Agreement. Buyer's approval is to be given within ten (10) days after receipt of said PTR and legible copies of all Underlying Documents. The disapproval by Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this condition, as Seller shall have the obligation, at Seller's expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.

          (g) SURVEY. Buyer's written approval, within thirty (30) days after receipt of the PTR and Underlying Documents, of an ALTA title supplement based upon a survey prepared to American Land Title Association (the "ALTA") standards for an owner's policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any assessments of record, and any improvements, poles, structures and things located within ten (10) feet either side of the Property boundary lines. The Survey shall be prepared at Buyer's direction and expense, If Buyer has obtained a survey and approved the ALTA title supplement, Buyer shall elect within the period allowed for Buyer's approval of a survey to have an ALTA extended coverage owner's form of title policy, in which event Buyer shall pay any additional premium attributable thereto. Buyer shall provide for a copy of the survey at Buyer's sole cost and expense.

          (h) EXISTING LEASES AND TENANCY STATEMENTS. Buyer's written approval, within ten (10) days after receipt of legible copies of all leases, subleases or rental arrangements (collectively the "Existing Leases). affecting the Property, and a statement (the "Tenancy Statement") in the latest form or equivalent to that published by the A.I.R., executed by Seller and each tenant and subtenant of the Property. Seller shall use its best efforts to provide Buyer with said Existing Leases and Tenancy Statements promptly after the Date of the Agreement. To be delivered vacant.

          (i) OTHER AGREEMENTS. Buyer's written approval, within ten (10) days after receipt, of a copy of any other agreements ("Other Agreements) known to Seller that will affect the Property beyond the Closing. Seller shall cause said copies to be delivered to Buyer promptly after the Date of Agreement.

          (j) FINANCING. If paragraph 5 hereof dealing with a financing contingency has not been stricken, the satisfaction or wavier of such New Loan contingency.

          (k) FINANCING.  DELETED.

          (l) DESTRUCTION, DAMAGE OR LOSS. There shall not have occurred prior to the Closing, a destruction of, or damage or loss to, the Property or any portion thereof, from any causes whatsoever, which would cost more than $10,000.00 to repair or cure. If the cost of repair or cure is $10,000.00 or less, than $10,000.00 to repair or cure, to either terminate this transaction or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If the cost to repair or cure is more than $10,000.00 and Buyer does not elect to terminate this transaction, Buyer shall be entitled to any insurance proceeds applicable to such loss. Unless otherwise notified in writing by either Party or Broker, Escrow Holder shall assume no destruction, damages, or loss costing more than $10,000.00 to repair or cure has occurred prior to Closing.

          (m) MATERIAL CHANGE. No Material Change, as hereinafter defined, shall have occurred with respect to the Property that has not been approved in writing by Buyer. For purposes of this Agreement, a Material Change" shall be a change in the status of the use, occupancy, tenants, or condition of the Property as reasonably expected by Buyer, that occurs after the date of this offer and prior to the Closing. Buyer shall have ten (10) days following receipt of written notice from any source of any such Material Change within which to approve or disapprove same. Unless otherwise notified in writing by either Party or Broker, Escrow Holder shall assume that no Material Change has occur prior to the Closing.

          (n) SELLER PERFORMANCE. The delivery of all documents and the due performance of Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

          (o) BREACH OF WARRANTY. That each representation and warranty of Seller herein be true and correct as of the Closing. Escrow Holder shall assume that this condition has been satisfied unless notified to the contrary in writing by Buyer or Broker(s) prior to the Closing.

          (p) BROKER'S FEE. Payment at the Closing of such Broker's Fee as is specified in this Agreement or later written instructions to Escrow Holder executed by Seller and Broker(s), it is agreed by Buyer, Seller and Escrow Holder that Broker(s) is/are a third party beneficiary of this


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Agreement insofar as the Broker's fee is concerned, and that no change shall be made by Buyer, Seller or Escrow Holder with respect to the time of payment, amount of payment, or the conditions to payment of the Broker's Fee specified in this Agreement, without the written consent of Broker(s).

     9.2 All of the contingencies specified in subparagraphs (a) through (p) of paragraph 9.1 are for the benefit of, and may be waived by, Buyer, and may be elsewhere herein referred to as "Buyer Contingencies."

     9.3 If Buyer shall fail, within the applicable time specified, to approve or disapprove in writing to Escrow Holder, Seller and the other Party's Broker, any item, matter or document subject to Buyer's approval under the terms of this Agreement, it shall be conclusively presumed that Buyer has approved such item, matter or document. Buyer's conditional approval shall constitute a disapproval, unless provision is made by the Seller within the time specified therefor by the Buyer in the conditional approval or by this Agreement, whichever is later, for the satisfaction of the condition imposed by the Buyer.

     9.4 If any Buyer's Contingency is not satisfied or if Buyer disapproves any matter subject to its approval within the time period applicable thereto ("Disapproved Item"), Seller shall have the right within ten (10) days following the expiration of the time period applicable to such Buyer Contingency or receipt of notice of Buyer's disapproval, as the case may be, to elect to cure such Disapproved Item prior to the Expected Closing Date ("Seller's Election"), Seller's failure to give to Buyer within said ten (10) day period, written notice of Seller's commitment to cure such Disapproved Item. If Seller elects, either by written notice or failure to give written notice, not to cure a Disapproved Item, Buyer shall have the election within ten (10) days after Seller's Election to either accept title to the Property subject to that Disapproved Item or to terminate this transaction. Buyer's failure to alert termination by written notice to Seller within said ten (10) day period shall constitute Buyer's election to accept title to the Property subject to that Disapproved Item without deduction or offset. Unless expressly provided otherwise herein, Seller's right to cure shall not apply to Hazardous Substance Conditions referenced in paragraph 9.1(c) or to the Financing Contingency set forth in paragraph 5. Unless the parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Seller's and Buyer's said Elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended to coincide with the expiration of three (3) business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to terminate this transaction, whichever is later.

     9.5 Buyer understands and agrees that until such time as all Buyer's Contingencies have been satisfied or waived, Seller and/or its agents may solicit, entertain and/or accept backup offers to purchase the subject Property in the event the transaction covered by this Agreement is not consummated.

     9.6 As defined in subparagraph 9.1(c), Buyer and Seller acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of a Hazardous Substance Condition. The determination of the existence of a Hazardous Substance Condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of Broker(s). Buyer and Seller acknowledge that they have been advised by Broker(s) to consult their own technical and legal experts with respect to the possible Hazardous Substance Condition aspects of this Property or adjoining properties, and Buyer and Seller are not relying upon any investigation by or statement of Broker(s) with respect thereto. Buyer and Seller hereby assumes all responsibility for the impact of such Hazardous Substance Conditions upon their respective interests herein.

10.  DOCUMENTS REQUIRED AT CLOSING:

     10.1 Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if so elected under paragraph 9.1(f)) owner's form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer. In the event there is a Purchase Money Deed of Trust in this transaction, the policy of title insurance shall be a joint protection policy insuring both Buyer and Seller. *IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING."

     10.2 Seller shall deliver or cause to be delivered to Escrow Holder in time for delivery to Buyer at the Closing, an original ink signed;

          (a) Grant deed (or equivalent), duly executed and in recordable form, conveying fee title to the Property to Buyer.

          (b) If paragraph 3.1(c) has not been stricken, the Beneficiary Statements concerning Existing Note(s).

          (c) If applicable, the Existing Leases and Other Agreements together with duly executed assignments thereof by Seller and Buyer. The assignment of Existing Leases shall be on the most recent Assignment and Assumption of Lessor's Interest in Lease form published by the A.I.R. or its equivalent.

          (d) If applicable, the Tenancy Statements executed by Seller and the Tenant(s) of the Property.

          (e) An affidavit execute by Seller to the effect that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445 or successor statues. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least three (3) days prior to the Closing. Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

     10.3 Buyer shall deliver or cause to be delivered to Seller through escrow:

          (a) The cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement for prorations, expenses and adjustments. The balance of the cash portion of the Purchase Price, including Buyer's escrow charges and other cash charges, if any, shall be deposited by Buyer with Escrow Holder, by cashier's check drawn upon a local major banking institution, federal funds wire transfer, or any other method acceptable to Escrow Holder as immediately collectable funds, no later than 11:00 o'clock A.M. on the business day prior to the Expected Closing Date.

          (b) If a Purchase Money Note and Purchase Money Deed of Trust are called for by this Agreement, the duly executed originals of those documents, the Purchase Money Deed of Trust being in recordable form, together with evidence of fire insurance on the improvements in the amount of the full replacement cost naming Seller as a mortgage loss payee, and a real estate tax service contract (at Buyer's expense), assuring Seller of notice of the status of payment of real property taxes during the life of the Purchase Money Note.

          (c) The assumption portion of the Assignment and Assumption of Lessor's Interest in Lease form specified in paragraph 10.2(c), above, duly executed by Buyer with respect to the obligations of the Lessor accruing after the Closing under Other Agreements.

          (d) Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing as to each Existing Lease.

          (e) If applicable, a written assumption duly executed by Buyer of the loan documents with respect to Existing Notes.

11.  PRORATIONS, EXPENSES AND ADJUSTMENTS.

     11.1 TAXES. Real property taxes payable by the owner of the Property shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Payment shall be made promptly in cash upon receipt of a copy of any such supplemental bill


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

of the amount necessary to accomplish such proration. Seller shall pay and discharge in full at or before the Closing the unpaid balance of any special assessment bonds.

     11.2 Insurances. If Buyer elects to take an assignment of the existing casualty and/or liability insurance that is maintained by Seller, the current premium therefor shall be prorated through Escrow as of the date of Closing.

     11.3 RENTALS, INTEREST AND EXPENSES. Collected rentals, interest on Existing Notes, utilities, and operating expenses shall be prorated as of the date of Closing. The Parties agree to promptly adjust between themselves outside of Escrow any rents received after the Closing.

     11.4 SECURITY DEPOSIT. Security Deposits held by Seller shall be given to Buyer by a credit to the cash required of Buyer at the Closing.

     11.5 POST CLOSING MATTERS. Any item to be prorated that, it is not determined at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow wherein the amount due is determined.

     11.6 VARIATIONS IN EXISTING NOTE BALANCES. In the event that Buyer is taking title to the Property subject to an Existing Deed of Trust(s), and in the event that a Beneficiary Statement as to the applicable Existing Note(s) discloses that the unpaid principal balance of such Existing Note(s) at the Closing will be more or less than the amount set forth in paragraph 3.1(c) hereof (the "Existing Note Variation"), then the Purchase Money Note(s) shall be reduced or increased by an amount equal to such Existing Note Variation. If there is to be no Purchase Money Note, the cash required at the Closing per Paragraph 3.1(a) shall be reduced or increased by the amount of such Existing
Note Variation.

     11.7 VARIATIONS IN NEW LOAN BALANCE. In the event Buyer is obtaining a New Loan and in the event that the amount of the New Loan actually obtained is greater than the amount set forth in Paragraph 5.1 hereof, the Purchase Money Note, if one is called for in this transaction, shall be reduced by the excess of the actual face amount of the New Loan over such amount as designated in Paragraph 5.1 hereof.

     11.8 ESCROW COSTS AND FEES. Buyer and Seller shall each pay one-half of the Escrow Holder's charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner's or joint protection policy of title insurance.

12.  REPRESENTATION AND WARRANTIES OF SELLER AND DISCLAIMER.

     12.1 Seller's warranties and representations shall survive the Closing and delivery of the deed, and, unless otherwise noted herein, are true, material and relied upon by Buyer and Broker(s) in all respects, both as of the Date of the Agreement, and as of the date of the Closing. Seller hereby makes the following warranties and representations to Buyer and Broker(s).

          (a) AUTHORITY OF SELLER. Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller's obligations hereunder.

          (b) MAINTENANCE DURING ESCROW AND EQUIPMENT CONDITION AT CLOSING. Except as otherwise provided in paragraph 9.1(1) hereof dealing with destruction, damage or loss, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear expected. The heating, ventilating, air conditioning, plumbing, elevators, loading doors and electrical systems shall be in good operating order and condition at the time of Closing.

          (c) HAZARDOUS SUBSTANCES/STORAGE TANKS. Seller will has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance (as defined in paragraph 9.1(c)), nor of the existence or prior existence of any above or below ground storage tank or tanks.

          (d) COMPLIANCE. Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes, or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company that any work of investigation, remediation, repair, maintenance or improvement is to be performed on the Property.

          (e) CHANGES IN AGREEMENTS. Prior to the Closing, Seller will not violate or modify, orally or in writing, any Exiting Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer'';'s written approval, which approval will not be unreasonably withheld.

          (f) POSSESSORY RIGHTS. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.

          (g) MECHANICS' LIENS. There are no unsatisfied mechanic's lien rights concerning the Property.

          (h) ACTIONS, SUITS OR PROCEEDINGS. Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, instrumentality, arbitrator(s) court or tribunal that would affect the Property or the right to occupy or utilize same.

          (i) NOTICE OF CHANGES. Seller will promptly notify Buyer and Buyer(s) in writing of any Material Change (as defined in paragraph 9.1(m)) affecting the Property that becomes known to Seller prior to the Closing.

          (j) NO TENANT BANKRUPTCY PROCEEDINGS. Seller has no notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding.

          (k) NO SELLER BANKRUPTCY PROCEEDINGS. Seller is not the subject of a bankruptcy or insolvency proceeding.

     12.2 Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the Occupational Safety and Health Act, hazardous substance laws, or any other act, ordinance or law, have been made by either Party or Broker, or relief upon by either party hereto.

13.  POSSESSION.

     13.1 Possession of the Property shall be given to Buyer at the Closing.

14.  BUYER'S ENTRY.

     14.1 At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants under Existing Leases, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work including the recompaction or removal of any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, demands, losses, costs, expenses (including reasonable attorney's fees), damages or recoveries, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of Buyer, its agents or employees in connection therewith.

15.  FURTHER DOCUMENTS AND ASSURANCES.

     15.1 Buyer and Seller shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. Buyer and Seller agree to provide all further information, and to execute and deliver all further documents and instruments, reasonably required by Escrow Holder or the Title Company.


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16.  ATTORNEYS' FEES.

     16.1 In the event of any litigation or arbitration between the Buyer, Seller, and Broker(s), or any of them, concerning this transaction, the prevailing party shall be entitled to reasonable attorney's fees and costs. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

17.  PRIOR AGREEMENTS/AMENDMENTS.

     17.1 The contract in effect as of the Date of Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

     17.2 Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

18.  BROKER'S RIGHTS.

     18.1 If this sale shall not be consummated due to the default of either the Buyer or Seller, the defaulting party shall be liable to and shall pay to Broker(s) the commission that Broker(s) would have received had the sale been consummated. This obligation of Buyer, if Buyer is the defaulting party, is in addition to any obligation with respect to liquidated damages.

     18.2 Upon the Closing, Broker(s) is/are authorized to publicize the facts of this transaction.

19.  NOTICES.

     19.1 Whenever any Party hereto, Escrow Holder or Broker(s) herein shall desire to give or serve any notice, demand, request approval or other communication, each such communication shall be in writing and shall be delivered personally, by messenger or by mail, postage prepaid, addressed as set forth adjacent to that party's or Broker's signature on this Agreement or by telecopy with receipt confirmed by telephone, Service of any such communication shall be deemed made on the date of actual receipt at such address.

     19.2 Any Party or Broker hereto may from time to time, by notice in writing served upon the other Party as aforesaid, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

20.  DURATION OF OFFER.

     20.1 If this offer shall not be accepted by Seller on or before 5:00 p.m. according to the time standard applicable to the city of Los Angeles on the date of March 22, 1996, it shall be deemed automatically revoked.

     20.2 The acceptance of this offer, or of any subsequent counter-offer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party or either Broker herein of a duly executed writing unconditionally accepting the last outstanding offer or counter-offer.

21.  DELETED

22.  DELETED

     22.1 DELETED

     22.2 DELETED

     22.3 DELETED

23.  APPLICABLE LAW.

     23.1 This Agreement shall be governed by, and paragraph 22.3 amended to refer to, the laws of the state in which the Property is located.

24.  TIME OF ESSENCE.

     24.1 Time is of the essence of this Agreement.

25.  COUNTERPARTS.

     25.1 This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

26.  DISCLOSURES REGARDING THE NATURE OF A REAL ESTATE AGENCY RELATIONSHIP.

     26.1 The Parties and Broker(s) agree that their relationship(s) shall be governed by the principles set forth in California Civil Code, Section 2375, as summarized in the following paragraph 26.2.

     26.3 When entering into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Broker(s) in this transaction, as follows:

               (a) Seller's Agent. A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or subagent has the following affirmative obligations: (1) To the Seller: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller, (2) To the Buyer and the Seller: a. Diligent exercise of reasonable skill and care in performance of the agent's duties, b. A duty of honest and fair dealing and good faith, c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

               (b) Buyer's Agent. A selling agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations. (1) To the
Buyer: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer, (2) To the Buyer and the Seller: a Diligent exercise of reasonable skill and care in performance of the agent's duties, b. A duty of honest and fair dealing and good faith, c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

               (c) Agent Representing Both Seller and Buyer. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Seller or the Buyer, b. Other duties to the Seller and the Buyer as stated above in their respective
sections (a) and (b) of this paragraph 26.2.   (2) In representing both Seller
and Buyer, the agent may not without the express permission of the respective Party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. (3) The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect


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their own interests.  Buyer and Seller should carefully real all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advise is desired, consult a competent professional.

               (d) Further Disclosures. Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure.

          26.4 Confidential Information: Buyer and Seller agree to identify to Broker(s) as "Confidential" any communication or information given Broker(s) that is considered by such Party to be confidential.

27.  ADDITIONAL PROVISIONS:

     Additional provisions of this offer, if any, are as follows or are attached hereto by an addendum consisting of paragraphs 27.1 through 27.5 (it will be presumed no other provisions are included unless specified here.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
BUYER AND SELLER HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN AND ARE NOW ADVISED
BY THE BROKER(S) TO CONSULT AND RETAIN THEIR OWN EXPERTS TO ADVISE AND
REPRESENT THEM CONCERNING THE LEGAL AND INCOME TAX EFFECTS OF THIS AGREEMENT,
AS WELL AS THE CONDITION AND/OR LEGALITY OF THE PROPERTY.  THE IMPROVEMENTS
AND EQUIPMENT THEREIN, THE SOIL THEREOF, THE CONDITION OF TITLE THERETO, THE SURVEY THEREOF, THE ENVIRONMENTAL ASPECTS THEREOF, THE INTENDED AND/OR
PERMITTED USAGE THEREOF, THE EXISTENCE AND NATURE OF TENANCIES THEREIN, THE OUTSTANDING OTHER AGREEMENTS. IF ANY, WITH RESPECT THERETO, AND THE EXISTING
OR CONTEMPLATED FINANCING THEREOF, AND THAT THE BROKER(S) IS/ARE NOT TO BE RESPONSIBLE FOR PURSUING THE INVESTIGATION OF ANY SUCH MATTERS UNLESS
EXPRESSLY OTHERWISE AGREED TO IN WRITING BY BROKER(S) AND BUYER OR SELLER


                     THIS FORM IS NOT FOR USE IN CONNECTION
                     WITH THE SALE OF RESIDENTIAL PROPERTY.

IF THIS AGREEMENT HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS AGREEMENT OR THE TRANSACTION INVOLVED HEREIN. THE UNDERSIGNED BUYER OFFERS AND AGREES TO BUY AND PROPERTY ON THE TERMS AND CONDITIONS STATED AND ACKNOWLEDGES RECEIPT OF A COPY HEREOF.

BROKER:                              BUYER:


Missak Azirian Realty                     Missak Azirian

By______________________ Date_________    By______________________ Date________


Name Printed:_________________________    Name Printed:  Missak Azirian


Title:________________________________    Title:_______________________________

10459 W. Jefferson Boulevard                    11524 Thurston Circle
______________________________________    _____________________________________
Address                                   Address

  Culver City, CA 90232                           Los Angeles, CA 90049
______________________________________    _____________________________________

(310) 204-0996    (310) 559-2151          (310) 476-5639
_______________   ____________________    _______________   ____________________
Telephone         Facsimile No.           Telephone         Facsimile No.

28.  ACCEPTANCE.

     28.1 Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

     28.2 Seller acknowledges that Broker(s) has/have been retained to locate a Buyer and is/are the procuring cause of the purchase and sale of the Property set forth in this Agreement. In consideration of real estate brokerage service rendered by Broker(s), Seller agrees to pay Broker(s) a real estate brokerage fee in a sum equal to Ref. 27.3 of the Purchase Price (the "Broker(s) Fee") divided equally in such shares as said Broker(s) shall direct in writing. As is provided in paragraph 9.1(p), this Agreement shall serve as an irrevocable instruction to Escrow Holder to pay such brokerage fee to Broker(s) out of the proceeds accruing to the account of Seller at the Closing.

     28.3 Seller acknowledges receipt of a copy hereof and authorize the Broker(s) to deliver a signed copy to Buyer.

NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY SELLER UNDER THIS AGREEMENT.



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BROKER:                                 SELLER:


Daum Commercial Real Estate Services    Olympic Plastic's Inc., a Subsidiary of
                                        Intek Diversified Corporation

By____________________ Date_________    By_____________________ Date________

Name Printed:    David Freitag          Name Printed:  Steven Wasserman
             _______________________                 _______________________

Title:   Associate Vice President       Title:    Secretary/Counsel
      ______________________________          ______________________________

                                        1375 West 9th Street, 20th Floor

123 S. Figueroa Street, #400            One Cleveland Center
____________________________________    _____________________________________
Address                                 Address

     Los Angeles, CA 90012                       Cleveland, Ohio 44114
____________________________________    _____________________________________

(310) 626-9101    (213) 621-0903        (310) 736-7220    (216) 621-6536
_______________   __________________    _______________   ___________________
Telephone         Facsimile No.         Telephone         Facsimile No.



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

DAUM                                                                    ADDENDUM
COMMERCIAL REAL ESTATE SERVICES



                ADDENDUM TO STANDARD OFFER, AGREEMENT AND ESCROW
                   INSTRUCTIONS FOR PURCHASE OF REAL PROPERTY
               FOR PROPERTY KNOWN AS 5800 WEST JEFFERSON BOULEVARD
                             LOS ANGELES, CALIFORNIA
                              DATED MARCH 21, 1996


27.1 LOAN CONTINGENCY:

     This offer to purchase is subject to the following financial contingencies.

     1. Approval of Buyer's credit seven (7) business days from acceptance hereof.
     2. Appraisal of the property by lender thirty (30) days from acceptance hereof, Buyer shall provide Seller with a copy of the MAI Appraisal in the event Buyer does not close the escrow.
     3. Acceptable environmental report for lender's review and approval including a remediation plan acceptable to the Lender.

27.2 Seller shall perform and pay for all clean up activities necessary to correct any hazardous Substance Condition know to Seller or identified in Seller's Hazardous Substance Conditions Report. Furthermore, if required by lender, Seller shall holdback in escrow a sum equal to the cost associated with said remediation as determined by Buyer's lender and reasonable reserve.

     All asbestos identified by Seller or Buyer's investigation shall be removed by Buyer provided said items are required to be removed by governmental ordinances or state mandated agencies.

27.3 BROKERAGE FEE:

     Daum Commercial Real Estate Services shall receive a brokerage fee of $55,000.00 payable upon close of escrow. Missak Azirian Realty shall waive any claims for brokerage commissions.

27.4 Buyer shall have the right to have its environmental consultant review and share in the data and test results obtained by Seller's environmental consultant which shall be at Buyer's sole cost and expense. If Buyer's environmental consultant recommends additional testing. Buyer may do so at Buyer's sole cost and expense.

27.5 Seller represents that Seller's remediation work, if any, will not interfere with Buyer's occupancy and use of the Premises after the close of Escrow. If such work shall have a material effect on Buyer's occupancy and use, closing of Escrow shall be deferred until such conditions no longer exist.


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